CVR PARTNERS, LP

NYSE : UAN

Following is information about CVR Partners, LP that was included in a presentation by CVR Energy, Inc., the parent company of our general partner, at the 2011 RBS Global High Yield Conference on Thursday, April 14, 2011. To view the presentation in its entirety, please go to http://phx.corporate-ir.net/phoenix.zhtml?c=203637&p=irol-presentations.

Forward-Looking Statements

The following information contains forward-looking statements based on management's current expectations and beliefs, as well as a number of assumptions concerning future events. These statements are subject to risks, uncertainties, assumptions and other important factors. You are cautioned not to put undue reliance on such forward-looking statements (including forecasts and projections regarding our future performance) because actual results may vary materially from those expressed or implied as a result of various factors, including, but not limited to those set forth under "Risk Factors" and "Cautionary Note Regarding Forward-Looking Statements" in the CVR Partners, LP Prospectus and any other filings CVR Partners, LP makes with the Securities and Exchange Commission. CVR Partners, LP. assumes no obligation to, and expressly disclaims any obligation to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

CVR PARTNERS LP

CVR Partners, LP

Nitrogen Fertilizer MLP


MN
St. Paul
WI
Milwaukee
Chicago
NE
IA
Omaha
Des Moines
IL
OH
Indianapolis
IN
Denver
CO
Topeka
Kansas City
St. Louis
Lexington
KY
KS
Wichita
MO
Coffeyville
TN
Albuquerque
Oklahoma City
Amarillo
Memphis
Little Rock
OK
NM
AR
Ft. Worth
El Paso
TX
Sugar Land

Nitrogen Fertilizer MLP

Upgrading low-cost petroleum coke to high-value nitrogen fertilizers

- Geographic advantage – located in farm belt
- Publically traded on the NYSE : “UAN”
- Significant feedstock cost advantage versus natural gas producers

CVR Partners Fertilizer Operations – a competitive advantage

- Plant located on Union Pacific mainline
- Annual production averages[2]
  - 155,717 tons of net ammonia
  - 678,701 tons of UAN
- 2010 on-stream efficiency
  - Gasifier: 97.6[1]
  - Ammonia: 96.8%
  - UAN: 96.1%



WA
OR
CA
ID
NV
MT
WY
UT
AZ
CO
NM
ND
SD
NE
KS
OK
TX
MN
IA
MO
AR
LA
WI
IL
Additional Shipments East of the Mississippi River
Urea Imports: Gulf Coast and Tampa, Florida
Tons of Fertilizer Sold in 2010
100,000+
10,000 to 100,000
Up to 10,000
Rail distribution
Fertilizer Plant
Corporate Headquarters

(1) Adjusted for major scheduled turnaround, third-party outage on air separation unit and UAN vessel rupture
(2) Non-turnaround years

CVR PARTNERS LP

Significant Increase in World Grain Demand

- World demand for grain has increased significantly, leading to increases in grain prices
  - USDA projects U.S. grain stocks to be at 15 year lows
- Grain production is directly tied to nitrogen fertilizer applications
  - Farmland per capita is declining
- Nitrogen fertilizer is the primary determinant of grain yield

World Grain Production and Stock-to-Use Ratios



Grain Production (Millions of Tons)
Stock to Use Ratio (%)
2,000
1,800
1,600
1,400
1,200
1,000
800
600
400
200
0
40
30
20
10
0
Grain Production
Stock to Use Ratio
1980 1983 1986 1989 1992 1995 1998 2001 2004 2007 2010

Note: Grains include barley, corn, oats, sorghum, and wheat. Stock to use ratio is average of inventory to consumption for that year. Years are fertilizer years ending on June 30. Data as of November 18, 2010.
Source: USDA

(1) Based on USDA

CVR PARTNERS LP

Global Shift in Cost of Production

- North America has shifted from being a high cost region globally to a lower cost region
  - Shale gas has decreased natural gas costs in North America
  - Russian gas to Ukraine increasingly priced on market basis
- U.S. imports nitrogen from Europe, providing a price floor for domestic producers
- CVR Partners does not use natural gas as a feedstock, so cost structure is unaffected by natural gas fluctuations



Natural Gas Prices – United States vs. Western Europe
Natural Gas Price ($/MMBtu)
15
12
9
6
3
0
NBP, Britain
$8.83
Henry Hub, Louisiana
$3.80
Sep-07
Aug-08
Jun-09
Apr-10
Feb-11
Aug-11E
Mar-12E

Source: European prices converted from GBP/Therm to $/MMBtu, based on daily exchange rate
Historical Sources: NBP Weekly Spot Rate, Henry Hub Weekly Spot Rate
Forecast Sources: NBP Forward Rate 3/7/2011, Henry Hub Futures Nymex Exchange 3/7/2011

CVR PARTNERS LP

Strong Pricing Environment

- Robust global grain demand coupled with U.S. capacity reductions has led to significant nitrogen fertilizer price increases
- 5 year average UAN price has increased 84% over previous 5 year average
- UAN commands a premium over ammonia and urea on a nutrient basis
- Projections based on prices of $278/ton UAN and $547/ton ammonia, which are below current spot prices

Historical U.S. Nitrogen Fertilizer Prices



($ per Ton)
1,000
900
800
700
600
500
400
300
200
100
0
1999 2000 2001 2002 2004 2005 2006 2007 2009 2010 2011
Ammonia $603
5 Yr. Avg. Ammonia $467
UAN $354
5 Yr. Avg. Ammonia $276
5 Yr. Avg. UAN $292
5 Yr. Avg. UAN $159
Southern Plains Ammonia
Corn Belt UAN
5-Yr Average Southern Plains Ammonia
5-Yr Average Corn Belt UAN

Source: Green Markets Data, Fertecon

CVR PARTNERS LP

Significant Leverage to Nitrogen Fertilizer Prices

Illustrative EBITDA Sensitivity to UAN and Ammonia Prices [1]


EBITDA[3] ($MM)
250
200
150
100
50
0
Forecasted NTM
3/31/2012 Prices
5 Year Avg. Spot Prices[2]
$147
24
49
74
99
124
149
150
174
199
224
UAN
150
175
200
225
250
275
278
300
325
350
Ammonia
300
350
400
450
500
550
547
600
650
700
Price per Ton ($)

Net Sales	171	196	221	246	271	296	297	321	346	371
Available Cash	13	38	63	88	113	138	140	163	188	213

Note: (1) Based on projected next twelve months 3/31 cost structure
(2) Based on 5 year average Ammonia and UAN spot prices of $467/ton and $292/ton respectively and forecasted next twelve months cost structure.

CVR PARTNERS LP

CVR Partners Offering

- Completed on April 13, 2011

NYSE Ticker:	UAN
Total units with over-allotment:	$22.1m common units (30.2%)
Pricing:	$16 per LP unit ($3 higher than original mid-point)
NTM estimated distribution / yield:	$1.92 per unit / 12%
Use of proceeds:	Buy the GP and extinguish IDR's, distribution to Coffeyville Resources, general growth projects including UAN expansion

CVR PARTNERS LP

CVR Partners Credit Statistics

	as of April 8, 2011	
	Current Balance	Maturity Date
Term Loan	$ 125m	April 13, 2016
$25m Revolver	-	April 13, 2016


$150
$125
$100
$75
$50
$25
$-
2011
2012
2013
2014
2015
2016
2017
Term Loan
Revolver